ENTERRA ENERGY TRUST (the “Trust”)

TRUST UNIT OPTION PLAN

*including amendments adopted and approved by the Unitholders on May 18, 2006 at the Annual General and Special Meeting of Unitholders

PLAN HISTORY:

Date approved by the Board of Directors:

Jan. 14, 2004

Date approved by the Unitholders of the Trust:

May 21, 2004

Date May 18th amendment approved by Board of Directors:

April 17, 2006

Date May 18th amendment approved by the Unitholders of the Trust:

May 18, 2006

ENTERRA ENERGY TRUST (the “Trust”)

TRUST UNIT OPTION PLAN

1.

Purpose of the Plan

1.1

The purpose of this Trust unit option plan, as amended or varied from time to time, (the “Plan”) is to provide the Participants with an opportunity to purchase trust units of the Trust (“Trust Units”) and to benefit from the appreciation thereof.  This proprietary interest in the Trust will provide an increased incentive for the Participants to contribute to the future success and prosperity of the Trust, thus enhancing the value of the Trust Units for the benefit of all the unitholders and increasing the ability of the Trust and its Subsidiaries to attract and retain individuals of exceptional skill.

2.

Defined Terms

0.1

Where used herein, the following terms have the following meanings:

(a)

“Exchange” means the Nasdaq National Market or, if the Trust Units are not then listed and posted for trading on such exchange, then any stock exchange on which such units are listed and posted for trading or any other regulatory body having jurisdiction as may be selected for such purpose by the board of directors of Enterra Energy Corp., in its capacity as Administrator of the Trust (hereinafter referred to as the “Board”);

(b)

“Option” means an option to purchase Trust Units from treasury granted by the Board to a Participant, subject to the provisions contained herein;

(c)

“Option Price” means the price per unit at which Trust Units may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 8 hereof;

(d)

“Participants” means the directors, officers, employees and consultants of the Trust and its Subsidiaries to whom an Option has been granted pursuant to the Plan of which all or a portion thereof remains unexercised.  Participants also includes directors, officers, employees and consultants who have signed a written agreement to become a director, officer employee or consultant of the Trust or its Subsidiaries within 30 days of the written agreement;

(e)

“Subsidiary” means any corporation or trust that is a subsidiary of the Trust, as such term is defined under subsection 2(4) of the Business Corporations Act (Alberta), as such provision is from time to time amended, varied or re-enacted.

3.

Administration of the Plan

a.1

The Board shall administer this Plan.  Options granted under the Plan shall be granted in accordance with determinations made by the Board pursuant to the provisions of the Plan as to: the Participants to whom, and the time or times at which, the Options will be granted; the number of Trust Units which shall be the subject of each Option; the exercise period of the Option, any vesting provisions attaching to the Option; and the terms and provisions of the respective trust unit option agreements, provided, however, that each director, officer, employee or consultant shall have the right not to participate in the Plan and any decision not to participate shall not affect such person’s employment by or engagement with the Trust.  The Board shall ensure that Participants under the Plan are eligible to participate under the Plan, and, if required by the Exchange, shall represent, confirm and provide evidence of such eligibility.

a.2

The exercise period of the Option will not exceed 10 years.

a.3

Subject to the provisions of the Plan, the Board shall have the authority to construe and interpret the Plan and all trust unit option agreements entered into thereunder and may, from time to time, adopt such rules and regulations for administering this Plan as it may deem proper and in the best interest of the Trust.

4.

Granting of Option

a.1

The Board may, from time to time, grant Options to the Participants.  The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board for time to time.  Each Option granted hereunder shall be evidenced by an agreement in writing, signed on behalf of the Trust and by the Participant, in such form as the Board shall approve.  Each such agreement shall recite that it is subject to the provisions of this Plan.

a.2

Subject to adjustment as provided in Section 8 hereof, the number of Trust Units reserved for issuance from treasury under this Plan, together with any other compensation plan, will not exceed 10% of the outstanding Trust Units from time to time calculated on an undiluted basis.

a.3

Any grant of Options under the Plan shall be subject to the following restrictions:

(a)

the aggregate number of Trust Units reserved for issuance pursuant to Options granted to any one person may not exceed 5% of the outstanding Trust Units (on a non-diluted basis);

(b)

the aggregate number of Trust Units reserved for issuance pursuant to Options granted to “insiders” granted pursuant to the Plan and other compensation arrangements issued from treasury may not exceed 10% of the outstanding Trust Units (on a non-diluted basis);

(c)

the issuance of trust units to “insiders” pursuant to the Plan and other share compensation arrangements within a one year period may not exceed 10% of the outstanding Trust Units (on a non-diluted basis);

(d)

the issuance of Trust Units to any one “insider” and such insider’s associates pursuant to the Plan and other share compensation arrangements within a one year period may not exceed 5% of the outstanding Trust Units (on a non-diluted basis); and

The aforementioned limits of Trust Units reserved for issuance may be formulated on a diluted basis with the consent of the Exchange.

a.1

The Trust shall at all times during the term of the Plan reserve and keep available such number of Trust Units as will be sufficient to satisfy the requirements of the Plan.

a.2

All Options granted pursuant to this Plan shall be subject to rules and policies of the Exchange and any other regulatory body having jurisdiction.

a.3

A Participant who has been granted an Option may, if otherwise eligible and if permitted under the policies of the Exchange, be granted an additional Option if the Board so determines.

5.

Option Price

a.1

Subject to applicable Exchange approval, the Board shall fix the Option Price at the time the Option is granted to a Participant.  In no event shall the price be less that the Market Price, which shall mean the closing trading price per Trust Unit on the Exchange on the last trading day preceding the date of the grant on which there was a closing price (the “Closing Price”) or, if the Trust Units are not listed on any stock exchange, a price determined by the Board; provided that if the Board, in it s sole discretion, determines that such Closing Price would not be representative of the market price of the Trust Units, then the Market Price shall mean the greater of the Closing Price and the weighted average price per share for the Trust Units for five (5) consecutive trading days ending on the last day preceding the date of grant on which there was a closing price on the Exchange; the weighted average price shall be determined by dividing the aggregate sale price of all Trust Units sold on the Exchange during the said five (5) consecutive trading days by the total number of Trust Units so sold.

a.2

Once the Option Price has been determined by the Board and the Option has been granted, the Option Price may only be reduced if “disinterested” unitholder approval is obtained; provided that such “disinterested” unitholder approval is then a requirement of the Exchange or other regulatory body having jurisdiction.

6.

Term of Option

a.1

The term of the Option shall be a period of time fixed by the Board, not to exceed the maximum period of time permitted by the Exchange and, unless the Board determines otherwise, Options shall be exercisable in whole or in part at any time during this period in accordance with such vesting provisions, conditions or limitations as are herein contained or as the Board may from time to time impose or as may be required by the Exchange.

a.2

Each Option and all rights thereunder shall be expressed to expire at the end of the Option term (“Expiry Time”), but shall be subject to earlier termination in accordance with Section 10.

a.3

Subject to any specific requirements of the Exchange, the vesting period or periods within the Option term during which a Participant may exercise Options or a portion thereof shall be determined by the Board.

7.

Exercise of Option

a.1

Subject to the provisions of the Plan and the terms of any trust unit option agreement, an Option or a portion thereof may be exercised, from time to time, by delivery to the Trust’s principal office in Calgary, Alberta of notice in writing signed by the Participant or the Participant’s legal personal representative and addressed to the Trust (the “Exercise Notice”).  The Exercise Notice shall state the intention of the Participant or the Participant’s legal personal representative to exercise the said Option or a portion thereof and the number of Trust Units in respect of which the Option is then being exercised, and shall be accompanied by the full purchase price of the Trust Units which are the subject of the exercise.  Such notice shall contain the Participant’s undertaking to comply, to the satisfaction of the Trust, with all applicable requirements of the Exchange and any applicable regulatory authorities.

8.

Adjustments in Trust Units

a.1

If the outstanding Trust Units of the Trust are increased, decreased, changed into or exchanged for a different number or kind of Trust Units of the Trust through re-organization, merger, re-capitalization, re-classification, Trust Unit distribution, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the Board, in its discretion, in the number or kind of trust units optioned and the exercise price per unit, as regards previously granted and unexercised Options or portions thereof, and as regards Options which may be granted subsequent to any such change in the Trust’s equity.

a.2

Upon the liquidation, dissolution or termination of the Trust or upon a re-organization, merger, or consolidation of the Trust with one or more trusts or corporations as a result of which the Trust is not the surviving entity, or upon the sale of all or substantially all of the assets of the Trust to another person, the Trust Units subject to any Option granted hereunder shall immediately vest and all Participants then entitled to exercise an unexercised portion of Options then outstanding shall have the right at such time to exercise their Options to the full extent not theretofore exercised.

a.3

An Option may provide that whenever the Trust’s unitholders receive a “take-over bid” as defined in the Securities Act (Alberta), as amended from time to time, or any successor legislation thereto, pursuant to which the “offeror” would, as a result of such take-over bid if successful, beneficially own in excess of 50% of the outstanding Trust Units of the Trust (a “Control Bid”), the Board may, at its option, require the acceleration of the vesting time for the exercise of such Option to allow the Participant to exercise such Option (including in respect of Trust Units not otherwise vested at such time) for the purpose of tendering the Trust Units received thereon to the Control Bid.

a.4

The Trust may satisfy any obligations to a Participant hereunder by paying to the Participant in cash the difference between the exercise price of all unexercised Options granted hereunder and the fair market value of the securities to which the Participant would be entitled upon exercise of all unexercised Options.

a.5

Determinations by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  The Trust shall not be obligated to issue fractional securities in satisfaction of any of its obligations hereunder.

9.

Decisions of the Board

a.1

All decisions and interpretations of the Board respecting the Plan or Options granted thereunder shall be conclusive and binding on the Trust and the Participants and their legal personal representatives and on all directors, officers, employees and consultants of the Trust who are eligible to participate under the Plan.

10.

Ceasing to be a Director, Officer, Employee or Consultant

a.1

In the event the Participant ceasing to be a director, officer, employee or consultant of the Trust or a Subsidiary for any reason other than death, including the resignation or retirement of the Participant as a director, officer, employee or consultant of the Trust or a Subsidiary, the termination by the Trust or a Subsidiary of the employment of the Participant, or the removal of the Participant as a director of the Trust or a Subsidiary prior to the Expiry Time, all Options held by such Participant shall cease and terminate within thirty (30) days following the effective date of such resignation, retirement or removal or within thirty (30) days following the date notice of termination of employment is given by the Trust or a Subsidiary, subject to such shorter period as may be otherwise specified in the trust unit option agreement, whether such termination is with or without reasonable notice, and shall be of no further force or effect whatsoever as to the Trust Units in respect of which such Options have not previously been exercised.

a.2

Notwithstanding the foregoing, in the event of termination of a Participant for cause, all Options held by such  Participant shall cease and terminate immediately upon the date notice of termination of employment for cause is given to the Participant by the Trust or a Subsidiary of the Trust and shall be of no further effect  whatsoever as to the Trust Units in respect of which such Options have not previously been exercised.

a.3

In the event of the death of a Participant prior to the Expiry Time, Options held  by  such Participant may be exercised as to the Trust Units in respect of which such Options have not previously  been exercised (and as the Participant would have been entitled to purchase), by the legal personal representatives of the Participant at any time up to and including (but not after) a date one (1) year from the date of death of the Participant, unless a shorter time is specifically set out in the Participant’s trust unit option agreement, or the Expiry Time, whichever occurs first, after which date such Options shall forthwith expire and terminate and be of no further force or effect whatsoever.

a.4

Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by or serves as a director or officer of or consultant to the Trust or any of its Subsidiaries.

11.

Transferability

a.1

All benefits, rights and Options accruing to any Participant in accordance  with the terms and conditions of the Plan are non-transferable, non-assignable and are exercisable only by the Participant to whom the Option was granted unless specifically provided herein or to the extent, if any, permitted by the Exchange.

12.

Amendment or Discontinuance of Plan

a.1

The Board may amend or discontinue the Plan at any time without the consent of the Participants, provided that such amendment shall not alter or impair any Option previously granted under the Plan except as permitted herein, and than such amendment or discontinuance has been approved by the Exchange and, if necessary, by the holders of the Trust Units.

13.

Participants’ Rights

a.1

A Participant shall not have any rights as a unitholder of the Trust until the issuance of a certificate for Trust Units upon the exercise of an Option or a portion thereof, and then only with respect to  the Units represented by such certificate or certificates.

a.2

Nothing in the Plan or any Option shall confer upon any Participant any rights to continue in the employ of the Trust or any Subsidiary or affect in any way the right of the Trust or any such Subsidiary to terminate the employment of the Participant at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Trust or any such Subsidiary to extend the employment of any Participant beyond the time such Participant would normally retire pursuant to the provisions of any present or future retirement plan of the Trust or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Trust or any Subsidiary.

14.

Approvals

a.1

This Plan shall be subject to approval by the unitholders and to acceptance by the Exchange.

a.2

Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

15.

Government Regulation

a.1

The Trust’s obligation to issue and deliver Trust Units under any Option is subject to:

(a)

the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Board shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)

the admission of such Trust Units to listing on any stock exchange on which  such Trust Units may then be listed; and

(c)

the receipt from the Participant of such representation, warranties, agreements and undertakings as to future dealings in such Trust Units as the Trust  determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this regard, the Trust shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Trust Units and for the listing of such Trust Units on the Exchange, in compliance with applicable securities laws.  If any Trust Units cannot be issued to any Participant for whatever reason, the obligation of the Trust to issue such Trust Units shall terminate and the Option Price paid to the Trust will be returned to the Participant.

16.

Costs

16.1

The Trust shall pay all costs of administering the Plan.

17.

Interpretation

a.1

This Plan shall be governed by and construed in accordance with the laws of the Province of Alberta.

18.

Compliance with Applicable Law

a.1

If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body or the Exchange, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

19.

Effective Date of Plan

a.1

The Plan has been adopted by the Board subject to the approval of the unitholders of the Trust and, upon receipt of such approval, shall become effective as of the date of adoption of the Plan by the Board.